Exhibit 99.1

PEGASUS AGGREGATOR HOLDCO LLC	05/13/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

PEGASUS AGGREGATOR PARENT LLC	05/13/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR GMR CONSOLIDATED AGGREGATOR LLC	05/13/2026
By: KKR North America Fund XI (AMG) LLC, its managing member By: KKR AMG Managing Member LLC, its managing member

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR NORTH AMERICA FUND XI (AMG) LLC	05/13/2026
By: KKR AMG Managing Member LLC, its managing member

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

KKR AMG MANAGING MEMBER LLC	05/13/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

HENRY R. KRAVIS	05/13/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact

GEORGE R. ROBERTS	05/13/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact